Exhibit 5.1

                                                               September 8, 2005

The Directors
Futuremedia PLC
Nile House, Nile Street
Brighton, East Sussex
BN1 1HW
England

      RE: Futuremedia PLC Registration Statement on Form F-3

Dear Sirs:

      This opinion is delivered to you in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to 18,262,000 ordinary shares of 1 1/9p nominal value per share (the "Shares") in the capital of Futuremedia PLC (the "Company"). The Shares are issuable upon conversion of Convertible Debentures (the "Debentures") and exercise of Warrants (the "Warrants") pursuant to the Company's Securities Purchase Agreement (the "M.A.G. Securities Purchase Agreement") dated July 21, 2005 by and among the Company, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd. (collectively, the "Funds") and M.A.G. Capital, LLC ("M.A.G."). All of the Securities may be offered and sold from time to time by certain selling shareholders identified in the Registration Statement. The Shares, Debentures and Warrants are herein sometimes referred to individually as a "Security" and collectively as the "Securities".

      We have acted as English lawyers for the Company.

      In connection with this opinion, we have examined the following (collectively, the "Documents"):

      (i) the Memorandum and Articles of Association of the Company, as amended;

      (ii)  the corporate minute books or other records of the Company;

      (iii) the M.A.G. Securities Purchase Agreement;

      (iv) the Registration Rights Agreement dated July 21, 2005 by and among the Company, the Funds and M.A.G in connection with the M.A.G. Securities Purchase Agreement;

      (v) the form of Convertible Debenture due October 31, 2006 issued in connection with the M.A.G. Securities Purchase Agreement;

      (vi) the form of Warrant issued in connection with the M.A.G. Securities Purchase Agreement; and

      (vii) the Registration Statement.

      For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by

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The Directors
Futuremedia PLC
September 8, 2005
Page -2-

each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) that there has been no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy in each case other than in a commercially reasonable and conscionable manner and in good faith.

      The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with certain officers of the Company with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of published sources of law as we have deemed necessary.

      We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

      Our opinion contained herein is limited to English law as applied by the English courts as at the date of this letter and is given on the basis that it will be governed and construed in accordance with English law.

      The opinion hereafter expressed in numbered paragraph 1 with respect to the Shares is subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. With respect to the Shares, when (a) the Board of Directors of the Company (the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of

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The Directors
Futuremedia PLC
September 8, 2005
Page -3-

      the Shares and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the nominal value of the ordinary shares) stated in the M.A.G. Securities Purchase Agreement or upon conversion or exercise of any Debenture or Warrant in accordance with the terms of such Debenture or Warrant providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the nominal value of the ordinary shares), the Shares will be validly issued, fully paid and nonassessable.

      In connection with our opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Shares, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby, the authorization of the Shares applicable to such Debentures and/or Warrants will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Shares. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable English law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      We express no legal opinion upon any matter other than that explicitly addressed in paragraph numbered 1 above, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

      We hereby consent to your filing this opinion as an Exhibit to the Registration Statement. Save as aforesaid, this opinion is addressed to and may be relied on solely by the addressee. It may not be regarded as addressed to or relied upon by any other person without our prior written consent. It is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the issue of the Shares or the Registration Statement.

                                       Very truly yours,

                                       /s/ Brown Rudnick Berlack Israels LLP

                                       Brown Rudnick Berlack Israels LLP


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